UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

MTM TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MTM TECHNOLOGIES, INC.
1200 High Ridge Road
Stamford, Connecticut 06905

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 12, 2008

To the Shareholders of MTM Technologies, Inc.:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of MTM Technologies, Inc. (the “Company”). Our Annual Meeting will be held on Wednesday, November 12, 2008 at The Stamford Marriott Hotel and Spa, located at 243 Tresser Boulevard, Stamford, CT 06901, commencing at 9:00 a.m. Eastern Time for the following purposes:

1.

To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the appointment of McGladrey & Pullen, LLP, as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

3.	To consider and act upon any other matters that may properly come before the Annual Meeting. The Board of Directors is not presently aware of any such matters.

Only shareholders of record as of the close of business on September 22, 2008 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

By Order of the Board of Directors,

/s/ Stephen Hicks
Stephen Hicks
Corporate Secretary

Stamford, Connecticut
October 2, 2008

Whether or not you attend the meeting, each shareholder is urged to complete, date, sign and return the accompanying proxy card to assure that the shareholder’s vote will be counted.

MTM TECHNOLOGIES, INC.
1200 High Ridge Road
Stamford, Connecticut 06905

PROXY STATEMENT

Introductory Comment

     Throughout this Proxy Statement, the terms “we,” “us,” “our”, “MTM” and “Company”, refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the individual shareholders of the Company.

     Effective June 25, 2008, the Company implemented a one for fifteen reverse stock split (“Reverse Split”) of its common stock. All common stock numbers set forth in this Proxy Statement (including the tables and footnotes), have been retroactively adjusted to reflect the Reverse Split.

     Effective August 20, 2008, FirstMark Capital, L.L.C., a Delaware limited liability company (“FirstMark Capital”), became the investment manager of certain funds formerly managed by Pequot Capital Management Inc. (“Pequot”). These funds included Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. now known as FirstMark III L.P. (“FirstMark Fund”) and FirstMark III Offshore Partners, L.P. (“FirstMark Offshore Partners” together with FirstMark Fund, “FirstMark”) respectively. “Constellation Venture” refers to Constellation Venture Capital II, L.P., “Constellation Offshore” refers to Constellation Venture Capital Offshore II, L.P., “BSC” refers to The BSC Employee Fund VI, L.P., “CVC” refers to CVC II Partners, LLC, and collectively with Constellation Venture, Constellation Offshore and BSC, “Constellation.”

INFORMATION ABOUT THE ANNUAL MEETING

Location of the Annual Meeting and Shareholders Entitled to Vote

     The 2008 Annual Meeting of Shareholders of the Company will be held at The Stamford Marriott Hotel and Spa, located at 243 Tresser Boulevard, Stamford, CT 06901, on Wednesday, November 12, 2008, commencing at 9:00 a.m. Eastern Time (the “Annual Meeting”).

     All of our shareholders of record as of the close of business on September 22, 2008 (the “Record Date”) are entitled to attend and vote at the Annual Meeting.

Information About This Proxy Statement

     We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors (“Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

     We began mailing these proxy materials on or about October 8, 2008 to all shareholders of record as of the close of business on the Record Date.

      In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We will also pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding proxy materials to beneficial owners and obtaining their voting instructions.

Information About Voting

     You can vote on matters coming before the Annual Meeting by proxy or in person.

     If you choose to vote by Proxy, you can do so in any of the following ways:

  By Internet. If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card. The deadline for voting electronically is 11:59 p.m. (Eastern Time) on November 11, 2008.

  By Telephone. You may submit your proxy by following the “Vote by Phone” instructions on the proxy card. The deadline for voting by telephone is 11:59 p.m. (Eastern Time) on November 11, 2008.

  In Writing. You may do this by signing your proxy card, or for shares held in street name, the voting instruction card included by your broker, bank or other nominee, and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, we will vote your shares in favor of the director candidates and for the proposal. The deadline for voting by mail is 2:00 p.m. (Eastern Time) on November 11, 2008 (your proxy card must be received by that time).

     If you do not indicate instructions on the Proxy Card but sign, date and return it, the proxies will vote your shares FOR Proposals Numbered 1 and 2 and according to the recommendations of the Company’s Board of Directors on any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Our Board of Directors anticipates that all of the nominees listed in this Proxy Statement will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting or any of the nominees for the Board of Directors is not available for election, the proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the Proxy Card is marked to the contrary.

     You may attend the Annual Meeting and cast your votes directly at the Annual Meeting. You may do this even if you have signed and returned the enclosed Proxy Card, provided that you revoke the proxy. You may revoke the proxy at any time before it is voted by:

  sending a written notice of revocation addressed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 which notice must be received on or before November 11, 2008, delivering a later dated proxy which proxy must be received on or before November 11, 2008, or voting in person at the Annual Meeting.

     If you want to vote at the Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your broker or nominee naming you as its proxy in order to vote your shares.

Information About Votes Necessary for Action to be Taken

     Our Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and Series A-8 Preferred Stock (collectively referred to as the “Series A1-8 Preferred Stock”) and common stock are the only classes of our voting securities presently outstanding.

     The Series A1-8 Preferred Stock votes on an as converted basis, such that each share of Series A1-8 Preferred Stock is entitled to that number of votes as equals the number of shares of common stock that the holder of such share of Series A1-8 Preferred Stock would receive upon conversion of the share of Series A1-8 Preferred Stock, provided that (i) for the Series A-1, A-2, and A-3 shares, such number of votes shall not exceed such number of shares of common stock which would be received based on a conversion price of $21.45 per preferred share, (ii) the Series A-4, A-5, A-6, and A-7 shares shall not exceed one-fifteenth vote per share, and (iii) the Series A-8 shall be one vote per each share of common stock into which such shares of Series A-8 Preferred Stock held by such Holder would be converted if such Series A-8 Conversion Price were $17.655 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

     We had 30,451,469 shares of Series A1-8 Preferred Stock and 899,444 shares of our common stock outstanding as of the Record Date. For voting purposes, the 30,451,469 shares of Series A1-8 Preferred Stock would convert into 2,288,142 shares of common stock. Each share of Series A1-8 Preferred Stock as so converted, together with our common stock, is hereinafter collectively referred to as our “Voting Stock.” Each share of Voting Stock is entitled to one vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of our Voting Stock that is outstanding as of the close of business on the Record Date is necessary to have a quorum which allows us to conduct business at the Annual Meeting.

     The election of directors is by a plurality of votes cast. Since the shareholders will be entitled to vote for up to seven individuals for election to our Board of Directors, the seven candidates with the most votes will be the individuals elected at the Annual Meeting to our Board of Directors.

     Proxies marked “abstain” with respect to proposals and proxies marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Our Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and Series A-8 Preferred Stock (collectively referred to as the “Series A Preferred Stock”) and common stock are the only classes of our voting securities presently outstanding. The Series A Preferred Stock votes on an as converted basis, such that each share of Series A Preferred Stock is entitled to that number of votes as equals the number of shares of common stock that the holder of such share of Series A Preferred Stock would receive upon conversion of the share of Series A Preferred Stock, provided that (i) for the shares of the Series A-1, A-2, and A-3 Preferred Stock, such number of votes shall not exceed such number of shares of common stock which would be received based on a conversion price of $21.45 per preferred share, (ii) the shares of the Series A-4, A-5, A-6, and A-7 Preferred Stock shall not exceed one-fifteenth vote per share, and (iii) the shares of the Series A-8 Preferred Stock, shall be one vote per each share of common stock into which the shares of Series A-8 Preferred Stock held by such holder would be converted if the Series A-8 conversion price were $17.655 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

     The Company has authorized and designated Series A-9, Series A-10 and Series A-11 Preferred Stock (together with the Series A 1-8 Preferred Stock shall be referred to as “Series A Preferred Stock”). No preferred stock from these series is outstanding. The Company has issued preferred stock warrants for these Series. Series A-9 became effective upon the filing of the Fourth Restated Certificate of Incorporation on June 25, 2008. The Series A-10 and A-11 will become effective, and the warrants exercisable, upon filing of an amendment to our Restated Certificate of Incorporation, which the Company expects to occur within sixty days from the date hereof.

     The following table sets forth as of the Record Date the beneficial ownership of the following persons:

  each person known by us to beneficially own 5% or more of our Series A Preferred Stock and/or our common stock, based on filings with the SEC and certain other information;

  each of our “named executive officers” and directors; and

  all of our executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Our “named executive officers,” in accordance with SEC rules, are those executive officers who are required to be listed in the Summary Compensation Table provided in Item 402(a)(3) of Regulation S-K. Except as otherwise indicated in the notes to the Beneficial Ownership Table, we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and the address for each beneficial owner listed in the table, except where otherwise noted, is MTM Technologies, Inc., 1200 High Ridge Road, Stamford, Connecticut 06905.

	Series A Preferred Stock			Common Stock

	Amount and			Amount and
	Nature		Percentage of	Nature		Percentage of
	of Beneficial		Outstanding	of Beneficial		Outstanding
Name of Shareholder	Ownership		Shares	Ownership		Shares

FirstMark Capital (1)	24,873,124	(2)	78.3%	3,682,579	(3)	71.1%
Gerald A. Poch (4)	24,873,124	(5)	78.3%	3,689,912	(6)	71.2%
Constellation (7)	6,897,383	(8)	21.7%	708,333	(9)	14.9%
Arnold Wasserman	0		0.0%	10,048	(10)	0.2%
William Lerner	0		0.0%	6,848	(11)	0.1%
Alvin E. Nashman	0		0.0%	7,815	(12)	0.2%
Steven Stringer	0		0.0%	20,925	(13)	0.4%
J.W. Braukman III	0		0.0%	9,498	(14)	0.2%
Keith B. Hall	0		0.0%	2,666		0.1%
Sterling Phillips (15)	0	(16)	0.0%	0	(17)	0.0%
Thomas Wasserman (18)	0	(19)	0.0%	0	(20)	0.0%
Stephen Hicks	0		0.0%	0	(21)	0.0%
All directors and executive officers as
a group (10 persons)	24,873,124	(22)	78.3%	3,700,693	(23)	70.8%

(1)

According to a Schedule 13D filed with the SEC on August 25, 2008, effective August 20, 2008, FirstMark Capital, L.L.C., a Delaware limited liability company (“FirstMark Capital”), became the investment manager of certain funds formerly managed by Pequot Capital Management Inc. These funds included Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. now known as FirstMark III L.P. (“FirstMark Fund”) and FirstMark III Offshore Partners, L.P. (“FirstMark Offshore Partners”) respectively. Gerald Poch is Chairman & Managing Director of FirstMark and Sterling Phillips is Venture Partner at FirstMark. Gerald A. Poch, the chairman of our Board of Directors since May 21, 2004, and Sterling Phillips, one of our directors since April 2, 2008, disclaim beneficial ownership of these securities except to the extent of their pecuniary interest. The address for FirstMark, as well as the FirstMark Fund and FirstMark Offshore Partners, is 1221 Avenue of the Americas, New York, NY 10020.

(2)	Represents (a) ownership of the following Series A1-8 Preferred Stock:

Record
Holder	Series A-1	Series A-2	Series A-3	Series A-4	Series A-5	Series A-6	Series A-7	Series A-8
FirstMark
Fund	3,211,188	1,972,586	1,896,718	5,030,772	2,579,537	1,893,770	3,488,359	684,131
FirstMark
Offshore
Partners	452,671	278,070	267,374	709,173	363,628	266,959	491,744	96,438

and (b) the following Series A-9 through A-11 Preferred Stock warrants which are exercisable within the 60 days following the date of this Beneficial Ownership Table:

Series A-9 to A-11
FirstMark Fund	1,042,979
FirstMark Offshore Partners	147,027

Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2008. Accrual of dividends on the Series A Preferred Stock commenced on May 21, 2006.

(footnotes continued from previous page)

(3)

Represents (a) the maximum 3,152,830 shares of our common stock issuable upon conversion of all of the Series A1-8 Preferred Stock currently owned of record by FirstMark Fund and FirstMark Offshore Partners, as discussed in note (2) to this Beneficial Ownership Table, which shares are convertible within the 60 days following the date of the Beneficial Ownership Table, and (b) the following shares of our common stock issuable upon exercise of common stock warrants which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table:

Record Holder	Common Stock Warrants
FirstMark Fund	256,746
FirstMark Offshore Partners	33,021

and (c) the following shares of common stock issuable upon the conversion of Series A-9 through A-11 Preferred Stock issuable upon exercise of the Series A-9, A-10 and A-11 Preferred Stock warrants, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table:

Record Holder	Series A-9 to A-11 Preferred Stock Warrants
as converted to Common Stock
FirstMark Fund	210,333
FirstMark Offshore Partners	29,649

The numbers of shares of our common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants which the FirstMark Fund and FirstMark Offshore Partners own of record are subject to anti-dilution adjustment. Does not include (i) Series A-1 common stock warrants that expired on May 21, 2008 and (ii) Series A- 2 common stock warrants that expired on September 16, 2008. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2008. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(4)	The address for Mr. Poch is c/o FirstMark Capital, 1221 Avenue of the Americas, New York, NY 10020.

(5)

Includes the shares of Series A Preferred Stock beneficially owned by FirstMark Capital (see note (2) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to the Series A Preferred Stock beneficially owned by FirstMark Capital, except to the extent of his pecuniary interest therein.

(6)

Represents 7,333 shares of our common stock held by Mr. Poch in his personal account plus the 3,682,579 shares of our common stock beneficially owned by FirstMark Capital (see note (3) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to our common stock beneficially owned by FirstMark Capital, except to the extent of his pecuniary interest therein.

(7)

According to Amendment No. 7 to Schedule 13D filed with the SEC on August 17, 2007 and information provided to us by Constellation, The Bear Stearns Companies LLC, a JP Morgan Chase company (“BSCL”) is the sole managing member of Constellation Ventures Management II, LLC (“Management”) and the sole stockholder of Bear Stearns Asset Management Inc. (“BSAM”). Management is the sole managing general partner of BSC, the sole general partner of Constellation Venture and the sole general partner of Constellation Offshore. Mr. Clifford H. Friedman, who served on our Board of Directors from December 7, 2004 to August 9, 2005, is a member of Management and a senior managing director of BSAM. Mr. Thomas Wasserman, who has served as our director since August 9, 2005, is an employee of BSAM. BSAM is the sole managing member of CVC and investment adviser to BSC, Constellation Ventures, Constellation Offshore and CVC. Management, BSAM and Mr. Friedman share investment and voting control of shares beneficially owned by BSC, Constellation Ventures and Constellation Offshore. BSAM exercises sole investment and voting control of shares beneficially owned by CVC. BSCL, Management, BSAM and Mr. Friedman disclaim beneficial ownership over the shares held by BSC, Constellation Ventures, Constellation Offshore and CVC except to the extent of their pecuniary interests therein. The address for each entity in Constellation and each individual referenced in this footnote is 237 Park Avenue, New York, New York 10017.

	(footnotes continued from previous page)

(8)	Represents ownership of the following Series of Preferred Shares:

	Record Holder	Series A-3	Series A-4	Series A-5	Series A-6	Series A-7
	Constellation Venture	1,080,391	1,542,295	259,292	276,465	220,568
	Constellation Offshore	574,933	820,737	137,982	147,122	117,375
	BSC	481,786	687,765	115,626	123,285	98,358
	CVC	26,978	38,511	6,473	6,902	5,507

and the following Series A-11 Preferred Stock warrants which are exercisable within the 60 days following the date of this Beneficial Ownership Table:

Record Holder	Series A-11
Constellation Venture	64,417
Constellation Offshore	34,280
BSC	28,726
CVC	1,609

Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2008. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(9)

Represents (a) the maximum 598,329 shares of our common stock issuable upon conversion of all of the Series A Preferred Stock currently owned of record by Constellation as discussed in note (8) to this Beneficial Ownership Table, which shares are convertible within the 60 days following the date of the Beneficial Ownership Table, and (b) the following shares of our common stock issuable upon exercise of common stock warrants which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table:

Record Holder	Common Stock Warrants
Constellation Venture	42,328
Constellation Offshore	22,524
BSC	18,875
CVC	1,053

and (c) the following shares of common stock issuable upon the conversion of Series A-11 Preferred Stock issuable upon exercise of the A-11 Preferred Stock warrants, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table:

Series A-11 Preferred Stock Warrants as
Record Holder	converted to Common Stock
Constellation Venture	12,593
Constellation Offshore	6,701
BSC	5,616
CVC	314

The numbers of shares of our common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants which Constellation owns of record are subject to anti-dilution adjustment. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2008. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(10)	Includes 6,532 shares of our common stock issuable upon exercise of options granted to Mr. Wasserman, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.

(11)	Includes 5,032 shares of our common stock issuable upon exercise of options granted to Mr. Lerner, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.

(footnotes continued from previous page)

(12)	Includes 5,032 shares of our common stock issuable upon exercise of options granted to Dr. Nashman, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.

(13)

Includes 20,259 shares of our common stock issuable upon exercise of options granted to Mr. Stringer and 333 shares of our common stock issuable upon vesting of restricted stock units granted to Mr. Stringer, which are exercisable in the case of options or vest in the case of restricted stock units within 60 days following the date of this Beneficial Ownership Table. Does not include 4,353 shares of our common stock issuable upon exercise of options, which are not exercisable within the 60 days following the date of this Beneficial Ownership Table nor does it include 3,726 restricted stock units which do not vest within the 60 days following the date of this Beneficial Ownership Table.

(14)

Includes 8,332 shares of our common stock issuable upon exercise of options granted to Mr. Braukman and 583 shares of our common stock issuable upon vesting of restricted stock units granted to Mr. Braukman, which are exercisable in the case of options or vest in the case of restricted stock units within 60 days following the date of this Beneficial Ownership Table. Does not include 8,334 shares of our common stock issuable upon exercise of options granted to Mr. Braukman, which are not exercisable within 60 days following the date of this Beneficial Ownership Table nor does it include 1,167 units which do not vest within 60 days following the date of this Benefit Ownership Table.

(15)	The address for Mr. Phillips is c/o FirstMark Capital, Inc., 1221 Avenue of the Americas, New York, NY 10020.

(16)

Does not include the shares of Series A Preferred Stock beneficially owned by FirstMark Capital (see note (2) to this Beneficial Ownership Table), of which Mr. Phillips is a Venture Partner. Mr. Phillips does not have voting power nor investment power with respect to the Series A Preferred Stock beneficially owned by FirstMark Capital.

(17)

Does not include the shares of our common stock beneficially owned by FirstMark Capital (see note (3) to this Beneficial Ownership Table), of which Mr. Phillips is a Venture Partner. Mr. Phillips does not have voting power nor investment power with respect to our common stock beneficially owned by FirstMark Capital.

(18)	The address for Mr. Wasserman is c/o The Bear Stearns Companies LLC, 237 Park Avenue, New York, New York 10017.

(19)

Does not include the shares of our Series A Preferred Stock beneficially owned by Constellation Venture, Constellation Offshore, BSC and CVC (see note (8) to this Beneficial Ownership Table). Mr. Wasserman is a Vice President of Constellation Ventures. Mr. Wasserman does not have voting power nor investment power with respect to the Series A Preferred Stock beneficially owned by Constellation Venture, Constellation Offshore, BSC or CVC.

(20)

Does not include the shares of our common stock beneficially owned by Constellation Venture, Constellation Offshore, BSC and CVC (see note (9) to this Beneficial Ownership Table). Mr. Wasserman is a Vice President of Constellation Ventures. Mr. Wasserman does not have voting power nor investment power with respect to the common stock beneficially owned by Constellation Venture, Constellation Offshore, BSC or CVC.

(21)

Does not include 5,000 shares of our common stock issuable upon exercise of options granted to Mr. Hicks, which are not exercisable within 60 days following the date of this Beneficial Ownership Table.

(22)	Includes those Series A Preferred Stock beneficially owned by our current executives officers and directors, as set forth in notes to this Beneficial Ownership Table.

(23)	Includes those common shares beneficially owned by our current executives officers and directors, as set forth in notes to this Beneficial Ownership Table.

Restated Shareholders’ Agreement

     On August 1, 2005 we entered into an Amended and Restated Shareholders’ Agreement (as amended, the “Restated Shareholders Agreement”) with Pequot (now “FirstMark Capital”), Constellation, Howard A. Pavony and Steven H. Rothman. The Restated Shareholders Agreement reflected certain amendments to the original Shareholders’ Agreement entered into by the parties on May 21, 2004, as a condition to the consummation of our sale to the FirstMark Fund and FirstMark Offshore Partners of our Series A-1 Preferred Stock.

     The Restated Shareholders Agreement provides that parties agree to vote, or cause to be voted, all securities of the Company owned by such party or over which such party has voting control so that the number of directors will consist of: (i) the Company’s CEO; (ii) two directors designated by FirstMark Capital, or its assignee; (iii) one director designated by Constellation or its assignee; (iv) Mr. Rothman; (v) three “independent” directors, within the meaning of “independent” under the current rules of NASDAQ, selected by the Company’s nominating and corporate governance committee; and (vi) two additional independent directors to be selected by the CEO and reasonably acceptable to the Company’s nominating and corporate governance committee. Under certain circumstances where FirstMark Capital holds less than 25% of the securities FirstMark Capital purchased pursuant to the Purchase Agreement, the right to designate two directors in (ii) above will be reduced to one director and the above voting provisions will be adjusted in the manner described in the Restated Shareholders’ Agreement. On July 7, 2006, in connection with the termination of his employment with the Company, Mr. Rothman waived the obligation that FirstMark Capital and Constellation vote in favor of his appointment.

     The obligation of the parties under the Restated Shareholders’ Agreement will expire upon the earliest to occur of (i) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (ii) the sale of all or substantially all of the Company’s assets or of a majority of the outstanding equity of the Company to any person that is not a party to the Restated Shareholders’ Agreement, or (iii) December 10, 2009. Messrs. Rothman and Pavony’s obligation to vote for (i) two directors designated by FirstMark Capital, and (ii) one director designated by Constellation or its assignee, shall terminate if (a) FirstMark Capital or their assignees own less than 10% of the outstanding Series A Preferred Stock (or shares of our common stock issuable upon conversion thereof) issued to FirstMark Capital, (b) Constellation or its assignees own less than 10% of the Series A-3 Preferred Stock (or shares of our common stock issuable upon conversion thereof) issued to Constellation, or (c) any other shareholders that are introduced to the Company by FirstMark Capital own less than 10% of the shares acquired by such shareholders from the Company in a transaction not including a public offering or (ii) if Messrs. Pavony and Rothman individually own less than 10% of the number of shares of common stock owned by such person on December 10, 2004.

     The Restated Shareholders Agreement also contains a provision restricting the transfer of any securities by shareholders party to the Restated Shareholders Agreement in certain circumstances.

Information Concerning Our Directors and Executive Officers

     Set forth below is a brief description of the background of each of our directors-nominees and current executive officers as of September 22, 2008, based on information provided to us by them.

		Principal Positions and	Director
Name	Age	Offices with our Company	Since

Gerald A. Poch	61	Non-executive Chairman of the Board of Directors	2004
Keith B. Hall	54	Director	2008
William Lerner	73	Director	1995
Alvin E. Nashman	81	Director	1998
Sterling Phillips	61	Director	2008
Arnold J. Wasserman	70	Director	1998
Thomas Wasserman	33	Director	2005
Steven Stringer	53	President and Chief Executive Officer	N/A
J.W. Braukman III	54	Senior Vice President and Chief Financial Officer	N/A
Stephen Hicks	50	Senior Vice President and General Counsel	N/A

     Gerald A. Poch has served as Managing Director of FirstMark Capital, L.L.C. (“FirstMark Capital”) since August 2008. FirstMark is the investment manager of certain funds formerly managed by Pequot Capital Management Inc. (“Pequot”). These funds included, among other securities, all of Pequot’s interests in the Pequot Private Equity Fund III, L.P. (“Pequot Fund”) and Pequot Offshore Private Equity Partners III, L.P. (“Pequot Partners”) now known as FirstMark III L.P. (“FirstMark Fund”) and FirstMark III Offshore Partners, L.P. (“FirstMark Offshore Partners”) respectively. Previously Mr. Poch served as Managing Director of Pequot, since 1999. Mr. Poch also served as a Managing General Partner of both Pequot Fund and Pequot Partners. From August 1998 through January 2000, he was a principal of Pequot and co-leader of Pequot Fund’s and Pequot Partners’ venture capital team. From August 1996 to June 1998 he was the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he was a founder, and served as Co-Chairman and Co-President, of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is a director of a number of private companies.

     Keith B. Hall has served as a director since February 2008. Mr. Hall was Senior Vice President and Chief Financial Officer of LendingTree, Inc., (TREE) from 1999 to 2007, a public company and subsequently a division of InterActive Corp. (IACI). Prior to LendingTree, Mr. Hall served as Vice President and Chief Financial Officer for three other publicly traded companies that were subsequently acquired (Broadway & Seymour, Inc., from 1997 to 1999; Loctite Corporation from 1996 to 1997; and Legent in 1995). Mr. Hall also served in the financial organization of United Technologies (UTX) from 1983-1995. Mr. Hall serves as a member of the board of directors of the following companies: Tectura, one of the world’s leading providers, implementers and integrators of Microsoft business management solutions (since 2008; and Chairman of its Corporate Governance Committee); CoreLogic (a division of First American Corporation), a leading provider of technological solutions to the home mortgage risk management and property valuation industries (since 2008; and Chairman of its Audit Committee); and NewRiver, Inc., a private company that provides technology solutions that enable financial services companies to ensure mutual fund and variable insurance product sales are compliant with federal regulations (since 2004). Until its acquisition earlier this year, Mr. Hall served since 2007 as a member of the board of directors and Chairman of the Audit Committee for Electronic Clearing House, Inc., a provider of electronic payment and transaction processing services. Mr. Hall is also on the Board of Trustees of Coe College in Cedar Rapids, Iowa.

     William Lerner has served as chairman of our Corporate Governance and Nominating Committee since November 2003. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York since 1961 and in Pennsylvania since 1990. Mr. Lerner is a director/trustee of the Reich & Tang Family of Money Market Mutual Funds including The Daily Income Fund, and several state tax free money market funds including California, Connecticut, New Jersey and New York. Until December 2007 he was a director of the former Coach Industries Group, Inc. a public company that was engaged in providing specialized business services to companies in the Courier, Limousine and Transportation industries.

     Alvin E. Nashman has been an independent consultant in the field of computer service for the past ten years. Dr. Nashman is a director of Freedom Bank of Virginia.

     Sterling Phillips is a Venture Partner with FirstMark Capital. Mr. Phillips joined FirstMark Capital in 2007. Prior to joining FirstMark Capital, Mr. Phillips served for six years as Chairman and Chief Executive Officer of Analex Corporation, a publicly traded federal professional services firm that was acquired in March 2007 by QinetiQ North America. Prior to joining Analex Corporation, Mr. Phillips was Senior Vice President of Federal Data Corporation (now part of Northrop Grumman).

     Arnold J. Wasserman has served as chairman of our Audit Committee since March 1999 and Standing Committee of Independent Directors since September 2004. Mr. Wasserman has been a principal of Panda Financial Associates, Inc., a leasing/consulting firm, for the past 40 years. He is a director of Stratasys, Inc., a NASDAQ National Market listed company which manufactures rapid prototyping systems and materials, and serves as chairman of its audit committee.

     Thomas Wasserman served as Managing Director at Constellation Ventures which he joined in June 2001 as an associate before becoming a Vice President. From March 2000 to June 2001, he served as a senior manager of corporate development for 360Networks, a global telecommunications service provider. Prior to 360Networks Mr. Wasserman worked at Charterhouse Group International, a private equity firm, and at the investment banking firm of Donaldson, Lufkin and Jenrette. Mr. Wasserman is a director of a number of private companies including Bridgevine, Inc., One Phone AB and Crispy Gamer, Inc.

     Steven Stringer has served as our President since June 2005 and as our Chief Executive Officer since August 12, 2008. From June through September 2004 he was employed by Pequot as a consultant and was made available by Pequot to us to assist with the selection, evaluation and integration of acquisitions. From January 2002 through May 2004, Mr. Stringer pursued private investment opportunities. Prior to that time he served in a number of senior executive roles with Rhythms NetConnections Inc. (“Rhythms”), including as Chief Executive Officer and President from July through December 2001, Chief Executive Officer, President and Chief Operating Officer from April through July 2001, and President and Chief Operating Officer from April 1999 through March 2001. Rhythms was a national provider of digital subscriber line services and operated one of the largest DSL networks in the United States, serving 60 major markets with 67,000 digital subscriber lines in service.

     J.W. (Jay) Braukman III has served as a Senior Vice President, as well as our Chief Financial Officer, since September 2006. Mr. Braukman’s experience includes 23 years with The General Electric Company (“GE”), where he held numerous executive positions, including Chief Financial Officer of several divisions. In addition to his experience at GE, Mr. Braukman served during 2006 as Chief Financial Officer of Cleartel Communications, Inc., a CLEC. His prior experience also includes serving from 2004 until 2005 as Chief Financial Officer of Chiquita Brands International, Inc., a publicly traded company in the New York Stock Exchange, as Chief Operating Officer from 2002 until 2004 of ITC Deltacom, Inc., a publicly held company, and as Chief Financial Officer from 2000 until 2001 of Rhythms, a publicly traded company on the NASDAQ stock market.

     Stephen Hicks has served as our Senior Vice President, as well as General Counsel and Corporate Secretary, since January 2008. From November 2006 to December 2007 Mr. Hicks served as Vice President, General Counsel & Corporate Secretary at OutlookSoft Corp. in Stamford, an international provider of performance management and business intelligence software acquired by SAP in 2007. From August 2000 to November 2006, Mr. Hicks was Vice President, General Counsel & Corporate Secretary at AMICAS, Inc. (formerly VitalWorks Inc.) in Boston, a healthcare information technology company. Mr. Hicks was also a member of the executive staff of the New York State Attorney General’s office from 1995 to 1998.

     Under the terms of the Restated Shareholders Agreement, each of Mr. Poch and Mr. Phillips are directors designated by FirstMark Capital and Mr. T. Wasserman is a director designated by Constellation. See “Security Ownership of Certain Beneficial Owners and Management—Restated Shareholders’ Agreement” above.

Compliance with Section 16(a) of the Exchange Act

     Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, except as provided below, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed on a timely basis all such required reports during and with respect to our 2008 fiscal year.

     Frank Carlucci was hired by the Company as an executive officer on January 7, 2008 and he subsequently resigned from the Company on June 6, 2008; Keith B. Hall was appointed to the Board of Directors on February 8, 2008. In both cases the required Form 3’s were filed late during our fiscal year ended March 31, 2008. A Form 4 with regard to the March 28, 2008 Amended Pequot Notes was filed late in April 2008.

Code of Ethics

     Our Board of Directors has established a code of business conduct and ethics (“Code”) that applies to all employees and our principal executive, financial and accounting officer(s). On April 2, 2008, the Board of Directors modified the Code. A copy of our Code is filed as Exhibit 14.1 to our most recent Annual Report on Form 10-K. The Code is posted on the Company’s website at http://www.mtm.com/investorrelations/codeofbusinessconductethics.asp.

Committees of our Board of Directors

     Our Board of Directors currently has four standing committees, consisting of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and an Independent Directors Committee.

Audit Committee

     Our Audit Committee currently is composed of Keith B. Hall, William Lerner, Alvin E. Nashman and Arnold J. Wasserman, with Mr. Wasserman serving as its chairman. We believe that each of these committee members is “independent,” within the meaning of such term under applicable law and the Marketplace Rules of The NASDAQ Stock Market, Inc. Our Board of Directors has determined that Mr. Hall and Mr. Wasserman are each an “audit committee financial expert,” as such term is defined by the SEC. The Audit Committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our independent auditors. Its duties include:

  selecting and retaining the independent auditors, as well as ascertaining the auditors’ independence;

  reviewing the scope of the audits to be conducted, as well as the results of their audits;

  approving non-audit services provided to our Company by the independent auditors;

  reviewing the organization and scope of our internal system of audit, financial and disclosure controls;

  appraising our financial reporting activities, including our Annual Report on Form 10-K, and the accounting standards and principles followed; and

  conducting other reviews relating to compliance by employees with our internal policies and applicable laws.

     Our Board of Directors adopted a charter for its Audit Committee in 2001. We amended the Audit Committee Charter in June 2003 in order to comply with rules mandated by the SEC. The Audit Committee charter is posted on the Company’s website at http://www.mtm.com/InvestorRelations/AuditCommitteeCharter.asp.

Compensation Committee

     Our Compensation Committee currently is composed of William Lerner, Alvin E. Nashman and Sterling Phillips, each of whom is an “independent” director, within the meaning of the current NASDAQ rules, with Mr. Phillips serving as its chairman. The duties of our Compensation Committee include determining the remuneration to be paid our executive officers, determining the number of and conditions related to the exercise of options and other equity incentives granted pursuant to our various stock plans and recommending the establishment and monitoring of a compensation and incentive program for all of our executive officers.

     The Compensation Committee charter is posted on the Company’s website at http://www.mtm.com/InvestorRelations/CompensationCommitteeCharter.asp.

Corporate Governance and Nominating Committee

     Our Corporate Governance and Nominating Committee currently is composed of William Lerner, Sterling Phillips, Arnold J. Wasserman and Thomas Wasserman, with Mr. Lerner serving as its chairman. The duties of our Corporate Governance and Nominating Committee include overseeing our Board’s policies, reviewing director compensation, as well as ensuring that we are in compliance with all applicable federal and state securities laws and the NASDAQ rules, and determining our Board of Directors’ slate of director-nominees for each shareholder election of directors.

     The Corporate Governance and Nominating Committee charter is attached as Appendix A to the Proxy Statement contained as a part of our definitive Schedule 14A filed with the Securities Exchange Commission on October 20, 2004, and can be found on our website at http://www.mtm.com/InvestorRelations/CorporateGovernanceCommitteeCharter.asp.

     In identifying and evaluating nominees for director, including nominees recommended by shareholders, the Corporate Governance and Nominating Committee shall take into consideration any criteria approved by the Board, which may include:

  judgment, skill, diversity, experience with business and other organizations in related industries and of comparable size;

  the interplay of the candidate’s experience with the experience of the other Board members; and

  the extent to which the candidate would be a desirable addition to the Board and any committees of the Board

     Other than the foregoing, and the independence requirements discussed above, there are no stated minimum criteria for director nominees.

Nominating Process

     The Corporate Governance and Nominating Committee will consider all candidates recommended by shareholders in accordance with the procedures set forth below. Shareholders who wish to recommend a nominee for election as director at an annual shareholders meeting must submit their recommendations at least 120 calendar days before the date that our Proxy Statement is released to shareholders in connection with the previous year’s annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board by writing to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905, giving the candidate’s name, business and residence contact information, biographical data, including the principal occupation or employment of the candidate, qualifications, the class and number of our shares, if any, beneficially owned by such candidate, a description of all arrangements or understandings between the shareholder and the candidate and any other person or persons (naming them) pursuant to which the nominations are to be made by the shareholder and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act of 1934. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director must accompany any shareholder recommendation. Any shareholder who wishes to recommend a nominee for election as director also must provide his, her or its name and address, as they appear in our books, the number and class of shares beneficially owned by such shareholder and any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act of 1934.

Independent Directors Committee

     Our Independent Directors Committee was formed by our Board of Directors in September 2004. It consists only of directors who are neither members of management nor associated with FirstMark Capital or Constellation and is to consider, review and provide guidance and oversight regarding transactions or other situations in which other Board members, who are either members of management or employees of FirstMark Capital or Constellation, have interests that may be in addition to, or different from, the interests of the shareholders in general. This committee currently is composed of Keith B. Hall, William Lerner, Alvin E. Nashman and Arnold J. Wasserman, with Mr. Wasserman serving as its chairman.

Meetings of Our Board of Directors and its Committees

     Our Board of Directors held seven formal meetings during our fiscal year ended March 31, 2008 and acted five times by unanimous written consent. During our 2008 fiscal year: (i) Our Audit Committee held six formal meetings, (ii) our Compensation Committee held one formal meeting and acted one time by unanimous written consent, (iii) our Corporate Governance and Nominating Committee did not hold a formal meeting, and (iv) our Independent Directors Committee held one formal meeting and acted one time by unanimous written consent. Each member of our Board of Directors attended, in person or telephonically, at least 75% of the total number of meetings of our Board and each committee of the board on which the director serves. The Company encourages directors to attend the Annual Meeting. Last year all directors except Mr. Thomas Wasserman attended the 2007 annual meeting of shareholders.

Director Compensation for Fiscal Year 2008

     The following table shows the cash paid to each non-employee director for services rendered in that capacity during the fiscal year ended March 31, 2008.

	Fees
	Earned
	or Cash	Stock	Option
Name	Paid	Awards	Awards	Total
Arnold J. Wasserman (1)	$32,500	N/A	N/A	$32,500
Alvin E. Nashman (2)	$30,000			$30,000
William Lerner (3)	$33,500			$33,500
Keith B. Hall (4)	$4,583			$4,583

(1) As of March 31, 2008, Mr. Wasserman held options to purchase 6,532 shares of common stock. These options were fully vested prior to fiscal 2008.

(2) As of March 31, 2008, Dr. Nashman held options to purchase 5,698 shares of common stock. These options were fully vested prior to fiscal 2008.

(3) As of March 31, 2008, Mr. Lerner held options to purchase 5,032 shares of common stock. These options were fully vested prior to fiscal 2008.

(4) Mr. Hall became a director on February 8, 2008.

Director Compensation Table Narrative

     The “Fees Earned or Cash Paid” column includes the aggregate of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairman fees, and meeting fees.

     Directors who are employees of the Company or who are designated as a director by FirstMark Capital or Constellation receive no compensation for their service as directors. As a result, we did not pay any compensation to Mr. Poch, Mr. Phillips or Mr. Thomas Wasserman for serving on our Board of Directors.

Director Fees

     Each director who is not an employee of our Company or who is not appointed to the Board of Directors by either FirstMark Capital or Constellation receives an annual fee of $25,000 as compensation for serving on our Board of Directors. Each such member of the Board’s Audit, Compensation and Corporate Governance and Nominating Committees receives $2,500 per year, and each chairman of the committees receives $3,500 (except the chairman of the Audit Committee who receives $5,000), as compensation for serving on such committees. Effective April 2, 2008, non-employee directors who are not appointed to the Board of Directors by either FirstMark Capital or Constellation are also granted stock awards of 25,000 shares of common stock on their initial appointment or initial election to the Board of Directors. Beginning in January 2009 and each year thereafter these directors will be granted a stock award of shares of common stock in an amount to be determined by the Board.

     The Company does not provide non-equity plan compensation or pension benefits to directors; nor does it provide any deferred compensation programs for directors.

Director Independence

     Our Independent Directors Committee, which consists only of directors who are neither members of the management nor associated with FirstMark or Constellation (or other similar investors) considers, reviews and provides guidance and oversight regarding transactions or other situations in which other Board members, who are either members of management or employees of FirstMark or Constellation (or other similar investors), have interests that may be in addition to, or different from, the interests of the shareholders in general. Additionally, we have adopted a Code of Business Conduct and Ethics which mandates that directors, officers and employees of the Company must avoid any conflicts of interest between their personal interests and the Company’s interests. Other than as set forth above, our Board does not have a specific policy regarding review of transactions involving directors, management or other related parties. However, we discourage such transactions and have historically limited the approval of such transactions to specific and rare instances with the full disclosure to, and approval of, the disinterested members of our Board.

     We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of The NASDAQ Stock Market, we determined that all of our directors are "independent directors" as defined under the rules of The NASDAQ Stock Market.

     In determining director independence for 2008, the Board of Directors considered the following transactions or relationships:

      •      Any indirect payments Mr. Poch and Mr. Phillips have received from us from their affiliation with FirstMark arose solely from FirstMark’s investments in our securities. Further, while FirstMark has to date loaned us $5.5 million, this amount does not exceed 5% of our gross revenues for such fiscal year. FirstMark has not loaned us any other amounts in the past three fiscal years.

      •      Any indirect payments Mr. Thomas Wasserman has received from us from his affiliation with Constellation arose solely from Constellation’s investments in our securities. Further, while Constellation has to date loaned us $500,000, this amount does not exceed 5% of our gross revenues for such fiscal year. Constellation has not loaned us any other amounts in the past three fiscal years.

Shareholder Communications with Directors

     Shareholders may communicate with the Board of Directors or an individual director by sending a letter to the Board or a director’s attention care of our Secretary of the Company at 1200 High Ridge Road, Stamford, Connecticut 06905. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contained offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

Executive Compensation

     The compensation of the Company’s executive officers is determined by the Compensation Committee of the Board. The Committee has three members, each of whom is independent of management. None of the members of the Committee has any insider or interlocking relationship with the Company, and each of them is a non-employee director, as these terms are defined in applicable rules and regulations of the SEC.

     The Company has entered into agreements with its current named executive officers and certain other key employees. The purpose of these agreements is to ensure predictability in determining the executives’ terms and conditions of employment, to provide the executives with some security so that they are able to devote their full attention to providing superior performance, and to provide a reasonable level of protection, based on their relative position in the organization, in the event they are terminated without cause. Each named executive officer’s employment or severance agreement provides for certain severance payments and benefits in the event that his employment is terminated by the Company without “cause”, or by the executive with “good reason”, or upon the executive’s death or total disability. These payments and benefits are more fully described below.

Summary Compensation Table for Fiscal Year 2008

     The following table sets forth, with respect to our fiscal year ended March 31, 2008 and 2007, all compensation earned by our Principal Executive Officer (“PEO”), and one other of our most highly compensated “named executive officers” other than our PEO who was serving as an executive officer at the end of our 2008 fiscal year and whose total compensation exceeded $100,000, and one other individual who would have been among the most highly compensated executive officers except for the fact that such person was not serving as an executive officer at the end of our 2008 fiscal year.

	Fiscal		Stock		Option		All Other
Name and Principal Position(s)	Year	Salary(1)	Awards(2)		Awards(3)		Compensation	Total

Francis J. Alfano (4)	2008						$806,850	$806,850
Former Chief Executive Officer	2007	$350,000	$17,395	(5)	$805,393	(5)		$1,172,788

Steven Stringer (6)	2008	$335,000	$28,354		$212,286			$575,640
President and Chief Operating Officer	2007	$335,000	$24,638		$193,018			$552,656

J.W. Braukman III (7)	2008	$260,000	$13,125		$89,375			$362,500
Senior Vice President and Chief Financial Officer	2007	$133,000	$6,563		$44,688		$47,728	$231,979

(1) Amounts shown as “Salary” include gross salary earned for the fiscal year ended March 31.

(2) The “Stock Awards” column reports the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R), for restricted stock units held, excluding the impact of estimated forfeitures related to service based vesting conditions. See Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2008 for a discussion of the assumptions made in the valuation of Stock Awards for financial reporting purposes. Amounts shown in the Stock Awards column do not reflect compensation actually received by the named executive officer.

(3) The “Option Awards” column reports the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R), for options held, excluding the impact of estimated forfeitures related to service based vesting conditions. See Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2008 for a discussion of the assumptions made in the valuation of Option Awards for financial reporting purposes. Amounts shown in the Option Awards column do not reflect compensation actually received by the named executive officer.

(4) Mr. Alfano served as our PEO from May 21, 2004 to April 26, 2007. The amount reported for Mr. Alfano in “All Other Compensation” consists of post-termination consulting fees of $758,333, a one-time fee for entering into a severance and release agreement of $29,167, post-termination health benefits funded by the company of $14,350, and legal fee reimbursements of $5,000, in each case accrued by the Company during fiscal 2007 in connection with the termination of Mr. Alfano’s employment in April 2007. The Company reported this amount in Mr. Alfano’s 2007 total compensation in the 2007 Annual Report on Form 10-K. All amounts shown are the actual costs the Company incurred and paid during fiscal year 2008.

(5) In connection with the termination of Mr. Alfano’s employment with the Company, the vesting of all of Mr. Alfano’s unvested stock options and restricted stock units was accelerated and the Company recorded the associated compensation expense during the 2007 fiscal year. The impact of this transaction is reported under the “Stock Award” and “Option Award” columns, since the associated expense was recorded in fiscal 2007.

(6) Mr. Stringer has served as our PEO since April 27, 2007. Mr. Stringer was named Chief Executive Officer on August 12, 2008.

(7) Mr. Braukman has served as our Senior Vice President and Chief Financial Officer since September 28, 2006. The amount reported for Mr. Braukman in “All Other Compensation” consists of reimbursed relocation expenses in connection with Mr. Braukman’s hiring of $47,728

     Essential to an understanding of the Summary Compensation Table is an understanding of the Employment and Termination of Employment Arrangements of the named executive officers.

Summary of Employment Agreements and Termination of Employment Arrangements

Named Executive Officers who Terminated Employment During 2008.

     Frank Alfano. We entered into an employment agreement, dated June 28, 2006, with Francis J. Alfano (as amended, the “Alfano Employment Agreement”) to employ Mr. Alfano as our Chief Executive Officer (“CEO”). The Alfano Employment Agreement had an initial term of three (3) years (the “Initial Term”). Mr. Alfano was paid a base salary of $350,000 per annum. In March, 2007, the Company and Mr. Alfano reached an agreement in principle regarding Mr. Alfano’s departure as CEO of the Company. On April 12, 2007 the Company reported, among other things, that Mr. Alfano would be departing to pursue other opportunities and that simultaneous with his departure as CEO, Mr. Alfano would also resign from the Board of Directors. On April 26, 2007 we entered into a definitive Consulting Service Agreement (the “Alfano Consulting Service Agreement”) with Mr. Alfano and Tory Ventures LLC (the “Consultant”). Mr. Alfano is the sole member of the Consultant. The Alfano Consulting Service Agreement commenced on April 26, 2007 and terminates on June 30, 2009. For services rendered under the Alfano Consulting Service Agreement, the Company paid the Consultant, among other things (i) a signing bonus of $58,333.33 on May 15, 2007 in accordance with the normal payroll practices of the Company and (ii) fees at the rate of $29,166.67 per month, payable in arrears in twice monthly payments with the initial payment on May 15, 2007 in accordance with the normal payroll practices of the Company, and a lump sum payment on March 31, 2008 which included fees from April 1, 2008 through March 31, 2009. We are providing Mr. Alfano health benefits at no cost for the term of the Alfano Service Consulting Agreement.

     Additionally, in connection with these agreements the vesting of Mr. Alfano’s unvested stock options and restricted stock units were accelerated and became fully vested and immediately exercisable.

     In connection with these arrangements, Mr. Alfano and the Company executed mutual releases and Mr. Alfano agreed that for a period ending on the earlier of (i) April 26, 2009 or (ii) the date of a valid termination of the Alfano Consulting Service Agreement by him, that he will be prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the Alfano Employment Agreement and within 100 miles of any office of the Company established after such commencement date. During the period that the foregoing non-competition restriction applies, Mr. Alfano shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates. “Business Activities” means conduct of business as a computer and communications technology management and/or consulting business providing information technology networking and data center services, including secure access, VOIP storage, security, messaging solutions, network and mainframe connectivity consulting, remote network monitoring and management, network and system diagnostics, product maintenance and support, training, and product procurement solutions.

All Other Named Executive Officers.

     Steve Stringer. We entered into an employment agreement dated October 1, 2004 with Mr. Stringer which agreement was superseded by an agreement dated August 10, 2006 (the “Stringer Employment Agreement”), to employ Mr. Stringer as our President and Chief Operating Officer. The Stringer Employment Agreement has an initial term ending December 31, 2009 (the “Initial Term Date”). On the Initial Term Date and each subsequent anniversary of the Initial Term Date, the term of the agreement shall automatically be extended for an additional period of twelve (12) months; provided, however, that either party may elect not to extend the agreement by giving written notice to the other party at least twelve (12) months prior to the Initial Term Date or any anniversary date thereof. The Stringer Employment Agreement as amended provided that Mr. Stringer be paid a base salary of $335,000 per annum and he was eligible to receive an annual bonus based upon the achievement of performance targets of up to 75% of his base salary payable 67% in cash and 33% in common stock consisting of 1,666 shares of common stock, subject to certain limitations on the number of shares to be issued. Payment of the annual bonus is subject to the achievement of performance targets established under the Company’s management bonus plan. Mr. Stringer did not receive a bonus in fiscal years 2008 and 2007 because the Compensation Committee did not approve performance targets. Concurrent with the execution of the Stringer Employment Agreement, Mr. Stringer was granted 7,133 options to purchase shares of Company stock and a grant of 1,333 restricted stock units. On June 30, 2008, the Compensation Committee approved an amendment to the Stringer Employment Agreement whereby Mr. Stringer is to be paid (i) an annual salary of $400,000 effective July 1, 2008 and (ii) cash bonuses of up to $200,000 provided the Company achieves certain EBITDA targets in the 2009 fiscal year. Mr. Stringer was named Chief Executive Officer of the Company on August 12, 2008.

     The Stringer Employment Agreement’s termination related clauses and benefits are described below. The tables below provide an estimate of the payments that would be made to Mr. Stringer under various termination scenarios. These include voluntary termination, termination by the Company without “cause” or by the executive with “good reason,” and “for cause” termination by the Company. The amounts shown are estimates assuming that such termination was effective as of March 31, 2008. The actual amounts to be paid can only be determined at the time of such executive’s termination of employment from the Company.

		Involuntary
		Termination
		Without Cause,
Steven Stringer - Executive		due to Death or
Benefits and Payments on	Voluntary	Disability, or	For Cause
Termination	Termination	for Good Reason	Termination

Severance Payments	$0	$586,250	$0
Post Termination Employee Benefits	0	35,844	0
Acceleration of Equity Awards (1)	0	306,855	0

	$0	$928,949	$0

(1) Represents the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R).

     In the event of a termination of Mr. Stringer’s employment during the term of the Stringer Employment Agreement by the Company without “cause” or by Mr. Stringer for “good reason” or as a result of his death or permanent and total disability, the Company agreed to provide to Mr. Stringer (or his legal representative):

  A continuance of his salary at one hundred percent (100%) of his then current base salary, for a period equal to the greater of (i) one year from the date of termination of Mr. Stringer’s employment or (ii) the period ending on the Initial Term Date (the “Severance Period”).

  Subject to certain limitations, during the Severance Period, Mr. Stringer will be entitled to a continuance of coverage under all health, life, disability and similar employee benefit plans and programs on the same basis as he was entitled to participate immediately prior to the commencement of the Severance Period.

     Additionally, the impact of Mr. Stringer’s termination of employment on the stock options or other equity incentives held by him (including the maximum period that any such option or other equity incentive shall remain exercisable) shall be governed by the applicable equity incentive plan and agreement. All stock options and other equity incentives granted to Mr. Stringer provide that, upon termination of his employment by the Company other than for “cause” or by him for “good reason”, any unvested shares subject to such options or other equity incentives shall become fully vested and immediately exercisable in connection with such termination.

     In connection with any termination by the Company other than for “cause” or by Mr. Stringer for “good reason” or as a result of his death or permanent and total disability the Company is required to execute a release and waiver of claims in favor of Mr. Stringer, as consideration for the execution and non-revocation by Mr. Stringer of a release agreement in favor of the Company and its shareholders and their respective directors, officers and employees. The foregoing payments shall be in lieu of any other severance benefits to which Mr. Stringer is entitled pursuant to any other severance plans, programs, arrangements, or policies of the Company.

     In the event that Mr. Stringer’s employment with the Company is terminated during the term of the Stringer Employment Agreement by the Company for “cause”, or by Mr. Stringer other than for “good reason”, the Company will pay to him (or his legal representative) any earned but unpaid salary amounts and any unreimbursed expenses through his final date of employment with the Company, and the Company shall have no further obligations to him.

     The foregoing payments are in lieu of any other severance benefits to which Mr. Stringer is entitled pursuant to any other severance plans, programs, arrangements, or policies of the Company.

     During the term of the Stringer Employment Agreement and for a period of: (i) two years thereafter upon Mr. Stringer’s non-renewal of that agreement, (ii) one year thereafter upon the Company’s non-renewal of that agreement, or (iii) two years thereafter upon termination of employment by either Mr. Stringer or the Company for any reason other than non-renewal, Mr. Stringer is prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the Stringer Employment Agreement and within 100 miles of any office of the Company established after such commencement date. During the period that the foregoing non-competition restriction applies, Mr. Stringer shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates. “Business Activities” means conduct of business as a computer and communications technology management and/or consulting business providing information technology networking and data center services, including secure access, VOIP, storage, security, messaging solutions, network and mainframe connectivity consulting, remote network monitoring and management, network and system diagnostics, product maintenance and support, training, and product procurement solutions.

     J.W. Braukman III. We entered into a letter agreement with Mr. Braukman dated September 12, 2006, which was amended by an agreement dated September 28, 2006 (the “Braukman Agreement”), to employ Mr. Braukman as our Senior Vice President and Chief Financial Officer at a base salary of $260,000 per annum. Mr. Braukman is eligible to receive a bonus to be determined by the Board of Directors and the Compensation Committee consistent with our management bonus plan. Mr. Braukman did not receive a bonus in fiscal years 2008 and 2007. Concurrent with the execution of the Braukman Agreement, Mr. Braukman was granted 16,666 options to purchase shares of Company stock and a grant of 2,333 restricted stock units. On June 30, 2008, the Compensation Committee approved an amendment to the Braukman Agreement whereby Mr. Braukman is to be paid (i) an annual salary of $300,000 effective July 1, 2008 and (ii) cash bonuses of up $50,000 provided the Company achieves certain EBITDA targets in the 2009 fiscal year.

     The Braukman Agreement’s termination related clauses and benefits are described below. The tables below provide an estimate of the payments that would be made to Mr. Braukman under various termination scenarios. These include voluntary termination, termination by the Company without “cause” or by the executive with “good reason,” and “for cause” termination by the Company. The amounts shown are estimates assuming that such termination was effective as of March 31, 2008. The actual amounts to be paid can only be determined at the time of such executive’s termination of employment from the Company.

		Involuntary
		Termination
		Without Cause,
Jay Braukman - Executive		due to Death or
Benefits and Payments on	Voluntary	Disability, or	For Cause
Termination	Termination	for Good Reason	Termination

Severance Payments	$0	$260,000	$0
Post Termination Employee Benefits	0	15,363	0
Acceleration of Equity Awards (1)	0	259,443	0

	$0	$534,806	$0

(1) Represents the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123R.

     In the event of a termination of Mr. Braukman’s employment on or before the fourth anniversary date of the Braukman Agreement by the Company without “cause” or by Mr. Braukman for “good reason” or as a result of his death or permanent and total disability, the Company agreed to provide to Mr. Braukman (or his legal representative):

  A continuance of his salary at one hundred percent (100%) of his then current base salary, for a period equal to one year from the date of termination of Mr. Braukman’s employment (the “Severance Period”).

  Subject to certain limitations, during the Severance Period, Mr. Braukman will be entitled to a continuance of coverage under all health, life, disability and similar employee benefit plans and programs on the same basis as he was entitled to participate immediately prior to the commencement of the Severance Period.

     Additionally, the impact of Mr. Braukman’s termination of employment on the stock options or other equity incentives held by him (including the maximum period that any such option or other equity incentive shall remain exercisable) shall be governed by the applicable equity incentive plan and agreement. All stock options and other equity incentives granted to Mr. Braukman provide that, upon termination of his employment by the Company other than for “cause” or by him for “good reason”, any unvested shares subject to such options or other equity incentives shall become fully vested and immediately exercisable in connection with such termination.

     In connection with any termination by the Company other than for “cause” or by Mr. Braukman for “good reason” or as a result of his death or permanent and total disability the Company is required to execute a release and waiver of claims in favor of Mr. Braukman, as consideration for the execution and non-revocation by Mr. Braukman of a release agreement in favor of the Company and its shareholders and their respective directors, officers and employees. The foregoing payments shall be in lieu of any other severance benefits to which Mr. Braukman is entitled pursuant to any other severance plans, programs, arrangements, or policies of the Company.

     In the event that Mr. Braukman’s employment with the Company is terminated by the Company for “cause”, or by Mr. Braukman other than for “good reason”, the Company shall pay to him (or his legal representative) any earned but unpaid salary amounts and any unreimbursed expenses through his final date of employment with the Company, and the Company shall have no further obligations to him.

     The foregoing payments are in lieu of any other severance benefits to which Mr. Stringer is entitled pursuant to any other severance plans, programs, arrangements, or policies of the Company.

     During the term of Mr. Braukman’s employment and for a period of: (i) two years following Mr. Braukman’s termination of his employment or (ii) one year following the Company’s termination of his employment, Mr. Braukman is prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the Braukman Employment Agreement and within 100 miles of any office of the Company established after such commencement date. During the period that the foregoing non-competition restriction applies, Mr. Braukman shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates. “Business Activities” means conduct of business as a computer and communications technology management and/or consulting business providing information technology networking and data center services, including secure access, VOIP, storage, security, messaging solutions, network and mainframe connectivity consulting, remote network monitoring and management, network and system diagnostics, product maintenance and support, training, and product procurement solutions.

Outstanding Equity Awards at Fiscal 2008 Year End

	Option Awards					Stock Awards
								Market
								Value
								of Shares
						Number of		or
						Shares or		Units of
				Option		Units of		Stock
				Exercise	Option	Stock That		That
	Number of Securities Underlying			Price	Expiration	Have Not		Have Not
	Unexercised Options (#)			($)	Date	Vested (#)		Vested (1)
Name	Exercisable	Unexercisable
Francis J. Alfano (2)	26,666	0		$32.25	5/20/2014
	4,266	0		$60.75	4/15/2015
	13,333	0		$53.10	6/28/2016

Steven Stringer	11,346	2,987	(3)	$43.05	11/2/2014
	1,573	1,573	(5)	$60.75	4/15/2015
	1,783	5,350	(7)	$45.45	8/10/2016
						2,666	(4)	$16,796
						393	(6)	$2,476
						1,000	(8)	$6,300

J.W. Braukman III	4,166	12,500	(9)	$33.00	9/28/2016
						1,750	(10)	$11,025

(1)	Market value is calculated by multiplying the adjusted closing market price of the Company’s common stock as of March 31, 2008 by the number of unvested restricted stock units.

(2)	The vesting and exercisability of all options and restricted stock units held by Mr. Alfano was accelerated in connection with the termination of his employment with the Company in April 2007.

(3)	The remaining options vest on November 2, 2008.

(4)

All restricted stock units vest on November 2, 2009, provided that vesting will accelerate in the event that the Company’s common stock trades at $150 or higher for any thirty trading days within a sixty trading day period.

(5)	787 options vest on April 15, 2008, and 786 options vest on April 15, 2009, respectively.

(6)

All restricted stock units vest on April 15, 2010, provided that vesting will accelerate in the event that the Company’s common stock trades at $150 or higher for any thirty trading days within a sixty trading day period.

(7)	1,783 options vest on August 10, 2008 and 2009 respectively, and 1,784 options vest on August 10, 2010.

(8)	333 restricted stock units vest on August 10, 2008 and 2009 respectively, and 334 restricted stock units vest on August 10, 2010.

(9)	4,166 options vest on September 28, 2008 and 2009 respectively, and 4,168 options vest on September 28, 2010.

(10)	583 restricted stock units vest on September 28, 2008 and 2009 respectively, and 584 restricted stock units vest on September 28, 2010.

Outstanding Equity Awards at Fiscal Year End Table Narrative.

     The outstanding options listed under “Option Awards” primarily relate to options granted under the 2004 Equity Incentive Plan pursuant to option agreements, the principal terms of which are disclosed in the table.

     The outstanding awards listed under “Stock Awards” primarily relate to restricted stock units under the 2004 Equity Incentive Plan pursuant to restricted stock unit agreements, the principal terms of which are disclosed in the table.

Accelerated Vesting of Equity Awards.

     The applicable award agreement governing the outstanding equity awards may accelerate vesting in connection with a termination of employment, change in control, or other specified events.

Equity Compensation Plan Information

     The following table sets forth, as of March 31, 2008:

  the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity compensation plans approved by our shareholders and those granted under plans, including individual compensation contracts, not approved by our shareholders (column A), the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).

	Column A	Column B	Column C
Number of
shares
	Number of		remaining
	shares		available for
	to be issued		future issuance
	upon exercise of	Weighted average	under equity
	outstanding	exercise price of	compensation
	options,	outstanding	plans (excluding
	warrants	options warrants	shares reflected
	and rights	and rights	in column A)

Equity compensation plans approved by shareholders	224,694	$ 31.99	152,415
Equity compensation plans not approved by shareholders	-		-
Totals	224,694	$ 31.99	152,415

     Equity Compensation Plan Information excludes, for the purposes of Columns A and B, 15,006 Restricted Stock Units with a weighted-average fair value of $27.09.

Report of the Audit Committee of the Board of Directors

     The Audit Committee of our Board of Directors is composed of four directors and operates under a written charter adopted by our Board. All members of the Audit Committee meet the independence standards established by our Board, the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. The Audit Committee’s charter is available on MTM’s website at http://www.mtm.com/InvestorRelations/AuditCommitteeCharter.asp.

     MTM’s management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(e)), and evaluating the effectiveness of such internal control over financial reporting. MTM’s independent public accounting firm is responsible for auditing the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of MTM’s financial reporting process. In its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and with McGladrey & Pullen, LLC (“McGladrey & Pullen”) MTM’s independent public accounting firm for the fiscal year ended March 31, 2008. The Audit Committee also reviewed and discussed MTM’s internal control over financial reporting with management and with McGladrey & Pullen.

     The Audit Committee has met with McGladrey & Pullen and discussed those issues deemed significant by the independent public accounting firm, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committee, as amended. McGladrey & Pullen has provided to the Audit Committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with McGladrey & Pullen that firm’s independence. The Audit Committee also concluded that McGladrey & Pullen’s provision of non-audit services to MTM and its affiliates is compatible with McGladrey & Pullen’s independence.

     Based upon the foregoing considerations, the Audit Committee recommended that the audited financial statements be included in MTM’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for filing with the Securities and Exchange Commission. In addition to meeting with McGladrey & Pullen with regard to the year-end financial audit and reporting, the Audit Committee meets regularly with McGladrey & Pullen to discuss their review of quarterly financial reports and meets privately to discuss and review the scope of the year-end annual financial audit.

The Audit Committee of the Board of Directors of MTM Technologies, Inc.

Arnold J. Wasserman, Chairman
Keith B. Hall, Member
William Lerner, Member
Alvin E. Nashman, Member

Related Party Transactions

     Thomas Wasserman a director of the Company, became an employee of JP Morgan Chase & Co. as a result of its merger with Bear Stearns Companies Inc. on May 29, 2008. Since 1999, the Company has maintained a banking relationship with JP Morgan Chase. The amount the Company maintained on deposit averaged approximately $4,415,000 during fiscal 2008. The Company paid approximately $19,800 in fees to JP Morgan Chase during fiscal 2008.

     During fiscal 2008 and 2007 the Company paid approximately $152,000 and $123,000, respectively in fees to Tectura Corporation (“Tectura”) for certain consulting services related to the customization and management of the Company’s accounting systems. Funds controlled by FirstMark Capital hold more than 10% of the equity securities of Tectura and Gerald A. Poch, Non-executive Chairman of the Board of the Company, is a director of Tectura.

     During fiscal 2008 and 2007 the Company paid approximately $1,200,000 and $970,000, respectively in fees to Savvis, Inc. (“Savvis”) for certain technology and data center services. Members of Constellation or funds affiliated with them held, during fiscal 2008 and 2007, more than 10% of the preferred equity securities of Savvis and Clifford Friedman, who is a member of Constellation Ventures Management II, LLC and a senior managing director of Bear Stearns Asset Management Inc., was a director of Savvis.

     On April 26, 2007, in connection with the termination of his employment with the Company, we entered into a consulting agreement with Francis J. Alfano and Tory Ventures LLC. The Alfano Consulting Service Agreement commenced on April 26, 2007 and terminates on June 30, 2009. For services rendered under the Alfano Consulting Service Agreement, the Company paid the Consultant (i) a signing bonus of $58,333.33 on May 15, 2007 in accordance with the normal payroll practices of the Company and (ii) fees at the rate of $29,166.67 per month, payable in arrears in twice monthly payments with the initial payment on May 15, 2007 in accordance with the normal payroll practices of the Company, and a lump sum payment on March 31, 2008 which included fees from April 1, 2008 through March 31, 2009. At the time of this transaction Mr. Alfano was Chief Executive Officer and a Director of the Company. As a condition to entering into this Agreement, Mr. Alfano resigned from the Board of Directors.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

     A total of seven persons are to be elected to our Board of Directors at the Annual Meeting. Each director is elected to serve until the next annual meeting of shareholders of our Company, unless the director shall resign, become disqualified, disabled or shall otherwise be removed from office. The proxies cannot be voted at the Annual Meeting for more than seven directors.

Director-Nominees for the Annual Meeting

     Our Board of Directors has nominated Gerald A. Poch, Keith B. Hall, William Lerner, Alvin E. Nashman, Sterling Phillips, Arnold J. Wasserman and Thomas Wasserman for election at the Annual Meeting.

     Shares represented by executed Proxy Cards will be voted, if authority to do so is not withheld, for the election of each of Messrs. Poch, Hall, Lerner, Nashman, Phillips, A. Wasserman, and T. Wasserman as directors of our Company, unless such nominee(s) shall be unavailable, in which case such shares will be voted for the substitute nominee(s) designated by our Board of Directors. Our Board of Directors has no reason to believe that any of its director-nominees will be unavailable or, if elected, will decline to serve.

Vote Required

     Only a plurality of votes cast is necessary for the election of directors. Accordingly, the seven persons receiving the highest numbers of votes will be elected at the Annual Meeting to our Board of Directors.

Recommendation of Our Board of Directors

     Our Board of Directors recommends that you vote FOR the election of the director-nominees named in this Proxy Statement.

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

McGladrey & Pullen LLP (“McGladrey & Pullen”) has served as our principal accountants since November 15, 2007. Goldstein Golub & Kessler LLP (“GGK”) had been responsible for the audit of our financial statements since the fiscal year ended March 31, 1999. On November 15, 2007, we were notified that certain of the partners of GGK became partners of McGladrey & Pullen in a limited purchase agreement. As a result, GGK resigned as our independent registered public accounting firm effective as of November 15, 2007 and our Audit Committee appointed McGladrey and Pullen as our new independent registered public accounting firm for the Company’s annual financial statements for the fiscal year ended March 31, 2008. We have had no disagreements with GGK or McGladrey & Pullen for the two most recent fiscal years on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure that if not satisfactorily resolved would have caused GGK or McGladrey & Pullen to make reference to such matter in its reports. None of their reports have contained an adverse opinion, or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

     Our Board of Directors has approved the selection of McGladrey & Pullen to audit our financial statements for the year ending March 31, 2009, and seeks shareholder ratification of such appointment. We anticipate that a representative of McGladrey & Pullen will be present at the Annual Meeting, and will have an opportunity to make a statement if he/she so chooses and will be available to respond to appropriate questions from shareholders.

Shareholder Approval

     The affirmative vote of the holders of a majority of the shares of our Voting Stock cast at the Annual Meeting on this Proposal Number 2 will be required to approve the ratification of the independent accountants.

Recommendation of our Board of Directors

     Our Board of Directors recommends that you vote FOR the ratification of the appointment of McGladrey & Pullen as the independent registered public accounting firm for fiscal year 2009.

Principal Accounting Fees and Services

     Through November 15, 2007, GGK had a continuing relationship with RSM McGladrey, Inc. (“RSM”) from which it leased auditing staff who were full time, permanent employees of RSM and through which its partners provided non-audit services. Subsequent to November 15, 2007, this relationship ceased and McGladrey & Pullen established, and maintains, a similar relationship with RSM. McGladrey & Pullen has no full time employees and therefore, none of the audit services were provided by permanent full-time employees of McGladrey & Pullen. McGladrey & Pullen manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

     The following table sets forth the fees billed by our independent accountants for each of our last two fiscal years for the categories of services indicated.

	2008	2007

Audit fees(1)	$ 327,000	$ 320,000
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	$ 3,003

(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table. The services provided by our accountants within this category consisted of advice relating to SEC matters and employee benefit matters.

(3)	Consists of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.

(4)	The services provided by our accountants within this category consisted of advice and other services relating to our transaction with the FirstMark Capital entities and other matters.

Such fees have been pre-approved by our Audit Committee.

Audit Committee Pre-Approval Policy

     We understand the need for McGladrey & Pullen to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of McGladrey & Pullen, our Audit Committee has restricted the non-audit services that McGladrey & Pullen may provide to us primarily to merger and acquisition due diligence and audit services, and valuation services and has determined that we would obtain even these non-audit services from McGladrey & Pullen only when the services offered by McGladrey & Pullen are more effective or economical than services available from other service providers.

     The Audit Committee also has adopted policies and procedures for pre-approving all non-audit work performed by McGladrey & Pullen and any other accounting firms we may retain. Specifically, the Audit Committee has pre-approved the use of McGladrey & Pullen for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; valuation services; internal control reviews; and reviews and procedures that we request McGladrey & Pullen to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the Audit Committee has also set a specific annual limit on the amount of such services which we would obtain from McGladrey & Pullen, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the Audit Committee for all engagements.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a shareholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of shareholders, it must be received at 1200 High Ridge Road, Connecticut 06905, attention: Corporate Secretary, not later than June 8, 2009. To avoid controversy, shareholders should submit proposals by means that permit them to prove the date of delivery.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

     If a shareholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act the SEC rules permit management to vote proxies in its discretion if we:

  receive notice of the proposal before the close of business on August 31, 2009 and advise shareholders in our proxy statement for next year’s annual meeting about the nature of the matter and how our management intends to vote on such matter, or do not receive notice of the proposal prior to the close of business on August 31, 2009.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

     As permitted by applicable law, only one copy of this Proxy Statement and the Company’s Annual Report on Form 10-K (“Annual Report”) is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement or the Annual Report.

     The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and/or the Annual Report to any shareholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203) 975-3700.

     Shareholders who share an address can request the delivery of separate copies of future Proxy Statements or the Annual Report upon written request which should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203) 975-3700.

     Shareholders who share an address can request the delivery of a single copy of this Proxy Statement or a single copy of the Annual Report upon written request. Such request should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203) 975-3700.

AVAILABLE INFORMATION

     This Proxy Statement is being mailed to our shareholders together with a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008. Additional copies of the Form 10-K, as well as copies of our other periodic reports filed under the Securities Exchange Act of 1934, as amended, may be obtained without charge upon written request to our Secretary, at 1200 High Ridge Road, Stamford, Connecticut 06905.

By Order of the Board of Directors,

/s/ Stephen Hicks
Stephen Hicks
Corporate Secretary

Stamford, Connecticut
October 2, 2008

MTM TECHNOLOGIES, INC. 1200 HIGH RIDGE ROAD STAMFORD, CT 06905

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 11, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 11, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for voting by mail is 2:00 p.m. (Eastern Time) on November 11, 2008 - your proxy card must be received by that time.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
MTMTC1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MTM TECHNOLOGIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" ITEMS 1 AND 2.
Vote on Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01) Gerald A. Poch 02) Keith B. Hall 03) William Lerner 04) Alvin E. Nashman	05) Sterling Phillips 06) Arnold J. Wasserman 07) Thomas Wasserman

Vote on Proposal		For	Against	Abstain

2.	Ratification of the appointment of McGladrey & Pullen LLP, as the Company's independent registered public accounting firm for the 2009 fiscal year.	☐	☐	☐

3.	In the discretion of the proxies (see reverse), upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MTM TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2008

The stockholder(s) hereby appoint(s) J.W. Braukman III and Steven Stringer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MTM Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on November 12, 2008, at The Stamford Marriott Hotel and Spa, 243 Tresser Boulevard, Stamford, CT 06901, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSAL.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE